CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this  Annual
Report (Form 10-K) of TCBY Enterprises, Inc. of our report dated January 14, 1999, included in the 1998 Annual Report to Stockholders of TCBY Enterprises, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37484) pertaining to the 1989 Stock Option Plan of TCBY Enterprises, Inc. and
Form S-8  (No. 333-30827)  pertaining  to the  1992 Employee
Stock   Option   Plan  of  TCBY  Enterprises,  Inc.  of  our
report dated January 14, 1999, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of TCBY Enterprises, Inc. for the year ended November 29, 1998.


                              /s/ Ernst & Young LLP
                                  _____________________
                                  Ernst & Young LLP


Little Rock, Arkansas
February 23, 1999